Exhibit 4.3

No: 23060500-2010 Nian Qing Ying Di Zi No. 0012

THE MAXIMUM MORTGAGE CONTRACT

AGRICULTURAL DEVELOPMENT BANK OF CHINA

Mortgagor (in full): Daqing Borun Biotechnology Co., Ltd

Business License Number:   230606100202956

Legal Representative (Main Responsible Officer):   Wang Jinmiao

Address:   Jubao Village, Zhusan Township, Datong District, Daqing

Postal code:   163515

Bank of Basic Deposit Account and Account Number:   Daqing Datong Branch of Longjiang Bank Corporation with the Account No. 020120218000105

Tel and Fax:   0459-6989708

Mortgagee (in full): Daqing Branch of Agricultural Development Bank of China

Legal Representative (Main Responsible Officer):   Wang Weidong

Address:   West to Beisa Disctrict Procuratorate, Jianshe Road, Hi-tech Zone District, Daqing City, Hei Longjiang Province

Postal code:   163316

Tel and Fax:   0459-6297121

In order to ensure the proper performance of the obligation of Daqing Borun Biotechnology Co., Ltd (hereafter referred to as “Debtor”) under several business contracts (hereafter referred to as “Principal Contracts”), which were entered into between and by the Debtor and the Mortgagee, within the period provided in the Article 1 hereunder and within the limitation of the maximum amount of credit, to guarantee the realization of the credit of the Mortgagee, the Mortgagor is willing to provide security guarantees to the Mortgagee. To specify the rights and obligations of the both parties, the Mortgagor and Mortgagee enter into this Mortgage contract upon consensus through the consultation on the basis of equality in accordance with Contract Law of People’s Republic of China, Security Law of People’s Republic of China and other relevant laws and regulations.

Article 1                                               Type and Amount of the Principal Credit to be Secured

1.1                     The principal credit to be secured hereunder refers to the credit, commencing from November 15, 2010 to August 11, 2011, formed when the Debtor managed the agreed business operation under the Principal Contracts at the Creditor’s, the maximum amount of the principal is RMB (in words) 80,000,000.00. The aforementioned period shall only refer to the execution date of the contracts excluding due time of the debt.

1.2                     The business type of principal credit to be secured hereunder shall be defined in accordance with provisions of the Principal Contracts whose contract numbers are respectively: 23060500-2010 Nian (Qing Ying) Zi No. 0054, 23060500-2010 Nian (Qing Ying) Zi No. 0055.

Article 2                                               Duration of the Performance of the Liabilities by the Debtor

Duration shall be provided in the Principal Contracts respectively.

Article 3                                               Security Scope

3.1                     The scope to be secured hereunder shall include the principal, interest, compound interest, default interest, liquidated damages, damage awards and expenses incurred due to the realization of credit by the creditor and all other sums, including but not limited to expenses or fees of litigation, arbitration, property preservation, assessment, auction, execution, transfer and agency.

Article 4                                               Mortgage Property

4.1                     The Mortgagor, of its own free will, mortgages to the Mortgagee all the properties listed in the Mortgage List hereunder, which shall constitute integral parts hereof.

4.2                     The agreed value of the mortgage properties under the Mortgage List shall not be regarded as the assessment basis when such mortgage properties are disposed and shall not constitute any constraint on the mortgagee regarding the enforcement of the mortgage right. The final value of the mortgage properties shall be subject to the net income of the actual disposal of the mortgage properties when such mortgage right is realized.

Article 5                                               Effectiveness of the Mortgage Right

The effectiveness of the mortgage right hereunder shall govern the ancillary components, accessory rights, subrogated rights, affiliated things, compounds, processed things, fructus and insurance benefit, compensation, damages arising from any damage, loss, levy or requisition to the mortgage property.

Article 6                                               Mortgage Registration

6.1                     Should the mortgage properties hereunder be subject to the mortgage registration in accordance with laws and regulations, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to handle the mortgage registration along together with the Mortgagee.

6.2                     In case that he two parties hereto voluntarily are willing to procure the mortgage registration, the Mortgagor shall, within fifteen (15) days after the execution of this Mortgage Contract, go to the competent authorities to procure the mortgage registration along together with the Mortgagee.

6.3                     Where any changes occur to the items under the mortgage registration and such changes are subject to the registration of alteration, the Mortgagor shall, within fifteen (15) days after the alteration of the items under mortgage registration, go to the competent authorities to handle the mortgage registration of alteration along together with the Mortgagee.

Article 7                                               Occupation and Keeping of the Mortgaged Property

7.1                     The certificates of mortgage rights hereunder, the original copies of the mortgage registration documentation and other materials relating to the mortgaged properties shall be kept by the Mortgagee after confirmation by the Mortgagor and Mortgagee. The mortgagee shall keep such certificates and documents of mortgage rights appropriately. If, due to the improper care, such certificates and documents of mortgage rights are damaged or lost, the post-registration fees shall be borne by the Mortgagee.

7.2                     The Mortgagor shall keep the mortgaged properties properly and maintain the mortgage properties intact, and shall accept supervision and inspection of the Mortgagee at any time.

7.3                     Without the prior written consent of the Mortgagee, the Mortgagor shall not donate, alienate, lease, re-mortgage, pledge or otherwise dispose of the Mortgaged properties hereunder by any means. Where a mortgagor alienates, upon the prior written consent of the mortgagee, the mortgaged properties, the money generated from such alienation shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.4                     In case the mortgaged properties are damaged or lost, the Mortgagor shall promptly take measures so as to prevent the expansion of the losses thereof and shall, at the same time, notice the Mortgagee. The insurance benefits and compensatory payment arising from or in connection with such losses shall be used to pay off principal debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

7.5                     In case the value of the mortgaged properties reduces, the Mortgagor shall resume such mortgaged properties to the original value status or provide the necessary guarantee equal to the reduced value upon the confirmation of the Mortgagee. In case any such request of the Mortgagee is refused, the Mortgagee shall be entitled to exercise the mortgage right in advance. In case there are still losses after the excise of the mortgage right in advance, the Mortgagor shall undertake the compensation liabilities. Should the Mortgagor be indemnified against the losses in relation to the reduced value of the mortgaged properties, the Mortgagor shall provide security to the Mortgagee within the extent of the indemnity that it has thus obtained. The part of the mortgaged properties that have not reduced shall still constitute the security of the Principal Contract.

7.6                     In the event that the mortgaged properties are expropriated as the needs of the state construction, the compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously. In the event the compensation is in the form of land exchange, the Mortgagor shall cause the exchanged land to be subordinate mortgage property for benefit of principal credit hereof, and proceed mortgage registration in a timely manner; if the value of mortgage property is insufficient to cover the principal credit, additional security shall be added to cover the principal credit sufficiently.

Article 8                                               Mortgage Insurance

8.1                     The mortgagor shall, within fifteen (15) days after the execution of this contract, go to relevant insurance institutions to make the mortgaged properties, which are considered by the Mortgagee as necessary and have access to the property insurance, covered by the property insurance in favor of the Mortgagee as the first beneficiary subject to the requirements of the Mortgagee with respect to the insurance type and amount. The period of the insurance shall not be shorter than of the performance period of this contract and the insurance amount shall not less than the principal and interest of the loan under the Principal Contract.

8.2                     The mortgagor shall deliver to the Mortgagee the original copies of the insurance policies, which shall not include the provisions that constrain the rights and benefits of the Mortgagee.

8.3                     The Mortgagor shall not cancel or otherwise terminate the insurance for any reason during the period of this contract. In case the Mortgagor cancels or otherwise terminates the insurance, the Mortgagee shall be entitled on their behalf to purchase the insurance with all cost thus incurred to be borne by the Mortgagor.

8.4                     During the period of this contract, if insurance accidents occur to the mortgaged properties, the insurance compensation thereof obtained by the Mortgagor shall be used to pay off debts to the Mortgagee in advance or be deposited to a bank account designated by the Mortgagee with the purpose of assuring the performance of the obligations under the Principal Contract continuously.

Article 9                                               Determination of the Maximum Principal Credit

The Principal Credit secured hereof is determined if any of the following events occurs:

9.1                     Expiration of the agreed loan term or the Lender withdraws the principal credit in advance;

9.2                     New creditors’ right will not occur whatsoever and howsoever.

9.3                     The Mortgage Properties are sealed up or seized

9.4                     The Debtor or the Mortgagor is declared bankruptcy or revoked.

9.5                     Other situation as provide by laws.

Article 10                                        Enforcement of Mortgage Right

10.1               Upon the expiration of the duration of the debts under the Principal Contract, or in case the credits secured by the maximum mortgage is confirmed, or when the Mortgagee requires to pay-off the credits under the Principal Contract in advance, should the Debtor fail to pay-off the principal and interest as well as all other expenses, the Mortgagee shall be entitled to auction or sell the mortgaged properties and be paid back first through the payment arising from such activities, or, through the consultation with the Mortgagor, realize its rights through converting the mortgaged properties into money. In case that the parties hereof fail to reach consensus regarding the realization of mortgage right, then the Mortgagee may suit to the people’s court for auction or sale of the Mortgage Properties.

10.2               When and if the Principal Contract is terminated by the Mortgagee in accordance with the provisions therein or laws and regulations or the Mortgagee withdraws the principal credit in advance, subject to negotiation, the Mortgagee may enjoy the priority to be repaid from the auction or sale the mortgaged properties or get repaid through converting the mortgaged properties into money. In case that the parties hereof fail to reach consensus regarding the realization of mortgage right, then the Mortgagee may suit to the people’s court for auction or sale of the Mortgage Properties.

10.3               The part of payment incurred due to the disposition of the mortgaged properties hereunder exceeding the principal and interest and all other relevant expenses shall be attributed to the Mortgagee.

10.4               When the Mortgagee disposes the mortgaged properties hereunder the Mortgagor shall offer proper cooperation and shall not set any obstacle.

Article 11                                        Representations and Warranties of the Mortgagor

11.1               The Mortgagor understands and agrees any and all provisions hereof and, of its own will, provides the security for the Debtor. All the declaration of intention hereunder is true.

11.2               The Mortgagor is the complete, valid and legal owner of the mortgaged properties hereunder or the authorized business operator by the government and no any dispute regarding the ownership or the rights of business operation exists upon the mortgaged properties. The mortgaged properties is not co-owned property or is co-owned property but consent of co-owners has been obtained for purpose of mortgage issue hereof. Such properties are free to be mortgaged in compliance with laws and regulations without being subject to any limitations, upon which no such circumstances as cancellation from use, detention, custody, tax or construction cost in default or other circumstances that may impact the realization of the mortgage right of the Mortgagee exist. The Mortgaged Properties are not subject to any lease or part of or all the Mortgaged Properties are subject to lease, but the lessee has been informed of the mortgage issue hereof and the supporting documents evidencing that the lessee undertakes to terminate the lease free of any consideration when and if the Mortgagee exercise its mortgage right hereunder; further, the detailed information of the lease shall be reported to the Lender.

11.3              Should the Principal Contract be the Bank Acceptance Agreement, the Mortgagor undertakes that any disputes arising from or in connection with the bills or otherwise disputes occurring to the Debtor, the holder of the acceptance bills, endorser or other relevant persons shall not jeopardize the security liabilities borne by the Mortgagor to the Mortgagee in compliance with this contract.

11.4               The Mortgagor shall notice the Mortgagee in writing in the event the following issues occur:

11.4.1                  In case that there are modifications with respect to the business operation system, including but not limited to contracting mechanism, lease, joint operation, merger, separation, joint stock enterprise reform, cooperation with foreign investors and so on, or business scope or registered capital modifications, shareholding changes, the Mortgagor shall notice the Mortgagee at least fifty (50) days in advance.

11.4.2                  In case that there are significant economic disputes or disputes with respect to the ownership or preservation measures upon the mortgaged properties, bankruptcy, business close, dissolution, business cancellation and reorganization, cancellation of business license or changes of address, telephones and legal representatives, the Mortgagor shall notice the Mortgagee within five (5) days since the occurrence of the aforementioned issues.

11.4.3                  In case that there is any change to the land use purpose after the land use right is mortgaged, the Mortgagor shall inform the Mortgagee 30 days in advance.

11.5              Provided that the issues referred in Article 11.4 or some other issues occur to the Mortgagor during the valid period of this Contract, the Mortgagor shall undertake the security liabilities hereunder continuously.

11.6               During the validity term hereof and before the principal credit secured by the maximum mortgage is determined, if the Mortgagee legally transfer part of the principal credit, the Mortgagor shall continue to undertake maximum mortgage liability to the extent hereunder. In case that the Mortgagee legally transfer the principal credit together with the maximum mortgage right, the Mortgagor shall undertake to acknowledge and confirm it.

11.7               In the event that the Debtor fails to perform the obligations, regardless of whether the Mortgagee possesses other security rights upon the credits under the Principal Contract,

the Mortgagee shall be entitled to require the Mortgagor to bear the security obligations to the extent of the security hereunder.

11.8               Without written consent of the Mortgagee, the Mortgagor shall not set up any mortgage, lien in any form upon the Mortgaged Properties, shall not lease, transfer or gift the Mortgaged Properties to any third party and shall hold the Mortgaged Property harmless free from any damage. In case that the mortgage right suffers or potentially will suffer the damages incurred from any other third party, the Mortgagor shall notice immediately or assist the Mortgagee to avoid such damages.

11.9               Should the agreement regarding the modification of this contract be reached between the Mortgagor and the Mortgagee, except for the extension of this contract, the increase of the principal credit, increase of interest rate or change of currency, the Mortgagor shall still be liable for the security obligations within the extent of the obligations hereunder without being subject to the agreement of the Mortgagor.

11.10         All the relevant expenses hereunder, including but not limited to fees of legal counsel, identification, notarization, assessment, registration, transfer, custody or litigation shall be borne by the Mortgagor.

Article 12                                        Default Liabilities

12.1              Once this contract comes into effective, both parties hereunder shall perform such liabilities as agreed under this contract. Any party, which fails to perform such liabilities hereof or perform such liabilities incompletely as agreed under this contract, shall bear the liabilities for breach of this contract.

12.2               The Mortgagor shall indemnify the Mortgagee for all the economic losses incurred due to its false representations or breach of any warrants declared by the Mortgagor in the Article 11 or make any disposal of the Mortgaged Property without written consent from the Mortgagee, or failure to or decline to procure mortgage property insurance or mortgage registration or other actions that may prejudice the Mortgagee to realize the mortgage right.

12.3               In the event that this contract becomes invalid not due to any fault of the Mortgagee, the Mortgagor shall indemnify all the economic loss to the extent of security scope as agreed hereof.

Article 13                                        Effectiveness, Modification, and Termination of Contract

13.1               This contract shall enter into effective on the date when both parties sign and stamp on it. Should the mortgage registration is required in compliance with laws and regulations or provisions hereof, the mortgage right becomes valid upon the completion of mortgage registration.

13.2               Any invalidity or unenforceability of any article hereof shall not prejudice the validity and unenforceability as well as the effectiveness of the entire contract.

13.3               Upon the effectiveness of this contract, except as otherwise provided, neither the Mortgagor nor the Mortgagee could modify or terminate this contract without the prior consent of the other party. Provided that the modifications or the termination of this contract is needed, the notice shall be delivered in writing and the written agreements in respect thereof shall be reached upon consensus through the negotiation between two parties.

Article 14                                        Resolution of Disputes

14.1               Any disputes arising out of, or in connection with the execution of this contract shall be settled through the consultations between two parties; where the agreements fail to be reached through such consultation, such disputes shall be settled through the following ways as provided under Article 14.1.1:

14.1.1                  Instituting a legal proceeding to the People’s court located at the premise of the Mortgagee.

14.1.2                  Submitting to [   ] commission of arbitration with the arbitration premise at [   ] in accordance with the arbitration rules at that time.

Article 15                                        Miscellaneous

15.1               [   ].

15.2               [   ]

15.3               [   ]

Article 16                                        Supplementary

16.1               Except as otherwise provided hereunder, all the notices between the Mortgagor and Mortgagee shall be delivered in writing. Upon any of the telexes and telegrams are sent, or the postal letters are delivered to the post offices by the Mortgagee to the Mortgagor, such telexes, telegrams and postal letters shall be deemed as reached by the Mortgagor.

16.2               The appendix hereto shall constitute integral parts hereof and shall be as valid and effective as this contract.

16.3               The contract is executed in triplicate, one (1) for the Mortgagor, one (1) for the mortgagee and one (1) for Datong District Industry and Commerce Bureau..Each counterpart has equally authentic.

Article 17                                        Special Instructions

The Mortgagee has reminded the Mortgagor of understanding the provisions hereunder comprehensively and accurately and made explanations regarding the relevant provisions according to the requirements of the Mortgagor. There is no any discrepancy in connection with the understanding of the provisions hereof between the two parties.

The Mortgagor (seal)	The Mortgagee (seal)

Legal Representative (Main Responsible Officer) or Authorized Agent:	Legal Representative (Main Responsible Officer) Authorized Agent:

Date: November 12, 2010	Date: November 12, 2010

The following Mortgage Properties are identified positively by the mortgagor and the mortgagee.

This list is regarded as the attachment of the Maximum Mortgage Contract, which number is 23060500-2010 Nian Qing Ying (Di) Zi No. 0012.

List of the Mortgaged Properties

				Location (the						Insurance Policy
Name of the Mortgage Property	Specification and Type	Quantity and Unit	Quality and Condition	entity who deposits, keeps and uses)	Certificate of Ownership, Number and Entity of Sign	Original Value	Evaluating Value	Co-owner	Conditions of Mortgage Set	Number	Commencing and Expiration Dates	Remark
Crane of electrodynamic type with twin beams	QD 16/3.2T-13.5	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	544,500.00	511,830.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Equipment for crushing corn		Five sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	664,000.00	617,520.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Fitting mechanical equipment		One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	116,800.00	108,624.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Evaporator		One set	Good	In the yard of Daqing Borun Biotechnology	Daqing Borun Biotechnology Co., Ltd.	370,000.00	347,800,00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

				Co., Ltd.

Trammel screen	GT1225	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	55,000.00	53,900.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Trammel screen	GT1020	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	45,000.00	44,100.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Reversible hammer crusher	PCKF1010	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	160,000.00	156,800.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Armature and cable		Three sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	350,400.00	329,376.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Other supporting facilities (air pipe and bracket)		Three sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	48,800.00	45,872.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Corn drier	5HSH-500	One piece	Good	In the yard of Daqing Borun Biotechnology	Daqing Borun Biotechnology Co., Ltd.	1,600,000.00	1,488,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

				Co., Ltd.

Energy and water saving equipment of reverse osmosis	80T/H	One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,400,784.00	1,274,713.44	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Evaporator of quadruple effects	75T/H	Two sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,000,000.00	5,460,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Online monitoring system for water pollution source		One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	216,190.00	190,247.20	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Switch cabinet, full set dynamotor’s controlling and protective facilities of integrated automation	DMP300	One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	700,000.00	623,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Stainless steel detachable heat exchanger	150m2	Eight pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,059,600.00	943,044.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Stainless steel detachable heat exchanger	80m2	Four pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	283,800.00	255,420.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Stainless steel detachable heat exchanger	100m2	Two pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	176,600.00	158,940.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Transformer	S11-50/10-0.4	Two pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	22,600.00	20,340.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Transformer	S11-2500/10-0.4	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	177,400.00	159,660.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Churn dasher with tank	¢ 1.2*1.5	Two pieces	Good	In the yard of Daqing Borun Biotechnology	Daqing Borun Biotechnology Co., Ltd.	10,000.00	9,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

of liquid saccharifying enzyme	m			Co., Ltd.

Side-entry churn dasher	tc2/Y4kw-4p/ip54	Twenty-eight sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	392,000.00	352,800.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Electric precipitator	EB80/2-3	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,850,000.00	1,683,500.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Horizontal spiral centrifuge	LWD430B	Two pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	810,000.00	729,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Tooth-type feedback auger	¢ 350	Four pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	140,000.00	126,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Air conveyer	10T/H	One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	250,000.00	225,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Automatic packaging machine	10T/H	One set	Good	In the yard of Daqing Borun Biotechnology	Daqing Borun Biotechnology Co., Ltd.	200,000.00	180,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

				Co., Ltd.

Feed cooler	15T/H	One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	250,000.00	225,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Pipe bundle drier	GZG1000	Three pieces	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,580,000.00	2,322,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Condense of water scrubber		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	52,000.00	45,760.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Topping still of reboiling		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Bioechnology Co., Ltd.	776,000.00	682,880.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Wort preheater		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	186,000.00	163,680.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

10KV indoor terminals	70-120	Ten sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	747.00	672.30	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

10KV	70-120	Three	Good	In the yard of	Daqing Borun	585.00	526.50	Daqing Borun	Mortgage	6930101	2010.11.17-

middle terminals		sets		Daqing Borun Biotechnology Co., Ltd.	Biotechnology Co., Ltd.			Biotechnology Co., Ltd.	Unset	020100000010	2011.11.16

10KV outdoor terminals	25-50	One set	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	113.00	101.70	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

10KV middle terminals	150-240	Five sets	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1025.00	922.50	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Electrical wire BV	2.5	1.4km	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,750.00	1,575.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Electric power cable VV22 0.6/1KV	3*240+1*120	398m	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	177,110.00	159,399.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Air register valve	1.5T/H	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	1,000.00	930.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Cyclone separator	¢ 800	One piece	Good	In the yard of Daqing Borun	Daqing Borun Biotechnology	6,000.01	5,580.01	Daqing Borun Biotechnology	Mortgage Unset	69301010201000	2010.11.17-2011.11.16

				Biotechnology Co., Ltd.	Co., Ltd.			Co., Ltd.		00010

Airiock	GFZ-16	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	5,000.00	4,650.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Spiral conveyer	LSS25	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,000.00	9,300.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Calculate packing scale	LCS-50Z	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	76,000.00	70,680.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

High-pressure centrifugal blower	9-12NO.6A	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,000.00	5,580.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Pulse bag filter	TBLM-II-36C	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	28,000.00	26,040.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

cylinder	¢ 180	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	15,000.00	13,950.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Air pipe	¢ 300	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	10,000.00	9,300.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Pipe rack and supported platform		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	20,000.00	18,600.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Electrical wire, cable and armature		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	50,000.00	46,500.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Air register valve	Thirty thousand T	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	2,000.00	1,860.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

dumper	¢ 1300	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,000.00	7,440.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Airiock	GFZ-24	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	6,000.00	5,580.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Spiral conveyer	LSS35	One piece	Good	In the yard of Daqing Borun	Daqing Borun Biotechnology	22,000.00	20,460.00	Daqing Borun Biotechnology	Mortgage Unset	69301010201000	2010.11.17-2011.11.16

				Biotechnology Co., Ltd.	Co., Ltd.			Co., Ltd.		00010

Calculate packing scale	LCS-60F	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	76,000.00	70,680.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

High-pressure centrifugal blower	9-19NO6.3A	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	8,000.00	7,440.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Pulse bag filter	TBLM-II-78C	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	36,000.00	33,480.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

cylinder	¢ 250	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	18,000.00	16,740.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Air pipe	¢ 350	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	15,000.00	13,950.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Pipe rack and supported platform		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	22,000.00	20,460.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Electrical wire and cable		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	52,000.00	48,360.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Stainless steel detachable heat exchanger	150m2	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	225,000.00	209,250.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Reflux pump of recovery tower		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	30,000.00	26,400.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Reflux pump of methanol column		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	40,000.00	35,200.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Reflux pump of rectifying column		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	55,000.00	48,400.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Circulating pump of topping still		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	250,000.00	220,000.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Reflux		One	Good	In the yard of	Daqing Borun	40,000.00	35,200.00	Daqing Borun	Mortgage	6930101	2010.11.17-

drum of recovery tower		piece		Daqing Borun Biotechnology Co., Ltd.	Biotechnology Co., Ltd.			Biotechnology Co., Ltd.	Unset	020100000010	2011.11.16

Condense of recovery tower		One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	51,000.00	44,880.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Methanol column of reboiling	&750	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	393,000.00	345,840.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Condense of methanol column	1880	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	52,000.00	45,760.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

Instrumentation and equipment	ZBK16	One piece	Good	In the yard of Daqing Borun Biotechnology Co., Ltd.	Daqing Borun Biotechnology Co., Ltd.	276,000.00	242,880.00	Daqing Borun Biotechnology Co., Ltd.	Mortgage Unset	6930101020100000010	2010.11.17-2011.11.16

合计						23,572,804.00	21,408,373.64

The Mortgagor (stamp): Daqing Borun Biotechnology Co., Ltd. Legal Representative (Principal) or Entrusted Agent: Date: 12th November, 2010	The Mortgagee (stamp): Legal Representative (Principal) or Entrusted Agent: Date: 12th November, 2010